Exhibit 99.1

1st Quarter 2018 Investor Update Oglethorpe Power Corporation May 31, 2018

Notice to Recipients Cautionary Note Regarding Forward Looking Statements Certain of the information contained in this presentation, including certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe”), that are not historical facts are forward-looking statements. Although Oglethorpe believes that in making these forward-looking statements its expectations are based on reasonable assumptions, Oglethorpe cautions the reader not to put undue reliance on these forward-looking statements, which are not guarantees of future performance. Forward-looking statements involve uncertainties and there are important factors, many of which are outside management’s control, which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the headings “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the Securities and Exchange Commission on May 10, 2018, and “Item 1A – RISK FACTORS” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission on March 28, 2018. This electronic presentation is provided as of May 31, 2018. If you are viewing this presentation after that date, there may have been events that occurred subsequent to such date that could have a material adverse effect on the information that was presented. Oglethorpe undertakes no obligation to publicly update any forward-looking statements. 2

Vogtle 3 & 4 Update Member Financial Update Operations Update Financial and Liquidity Update Presenters and Agenda Mike Price Executive Vice President and Chief Operating Officer Betsy Higgins Executive Vice President and Chief Financial Officer Mike Smith President and Chief Executive Officer 3

Vogtle 3 & 4: Construction Update

OglethorpePower

U3 Progress

- Set the Passive Residual Heat Removal (PRHR) Heat Exchanger inside Containment (top photo)
- Set the first Core Make-up Tank (CMT) inside the Containment building
- Installed modules CA55 & CA56, the first two floor modules at EL 135' inside Containment



U3 Look Ahead

- Place final concrete floor section at EL 107' in Containment
- Place concrete for RC-12 (east side shield wall) the final section to EL 149'
- Set the main control room floor modules CA41 & CA42 at EL 117' in the Auxiliary building
- Turnover non-safety DC power systems EDS 1-4 from construction to testing

U4 Progress

- Placed concrete for RC02 (east side shield wall) from EL 100' to 117'6"
- Placed concrete from EL 98' to EL 105' inside Containment (east side)
- Placed concrete at EL 170' in the Turbine building for the Turbine operating deck
- Set the first moisture separator reheater (MSR) at EL 170' in the Turbine building (bottom photo)



U4 Look Ahead

- Set the generator stator in the Turbine building at EL 170'
- Set the first accumulator tank inside Containment
- Place concrete for 11A (east side shield wall), the final section to EL 100'
- Set the first Steam Generator inside the Containment building

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DEC 2017 Georgia PSC Decision on Continuation of Project and Receipt of Toshiba Guaranty in Full Oglethorpe’s investment as of March 31, 2018 was $3.2 billion. $3.2 billion spent through 3/31/2018 (reduced by $1.1 billion in 2017 due to Toshiba Guarantee payment) Actuals Forecast DEC 2011 DCD Final Rule Effective MAY 2005 Development Agreement MAR 2008 Filed COL with NRC APR 2006 Definitive Agreements MAY 2010 Signed DOE Conditional Term Sheet AUG 2006 Filed Early Site Permit (ESP) with NRC AUG 2009 NRC Issuance of ESP/LWA AUG 2011 NRC Completed Work on FSER for both AP1000 DCD and COL FEB 2012 COLs Issued MAR 2013 Unit 3 First Nuclear Concrete FEB 2014 Start of DOE Funding NOV 2013 Unit 4 First Nuclear Concrete NOV 2022 Unit 4 In-Service DEC 2015 Settlement Agreement with Contractors MAY 2021 Unit 3 Fuel Load MAY 2022 Unit 4 Fuel Load NOV 2021 Unit 3 In-Service 2017 2016 2015 2014 2013 2012 2011 2010 2009 2018 2019 2020 2021 2022 2007 2008 2006 2005 MAR 2017 WEC Bankruptcy/ Interim Agreement JUL 2017 SNC Assumes project mgmt AUG 2017 Co-Owner Go Forward Decision Made OCT 2017 Bechtel construction completion agreement NOV 2017 Amended Ownership Participation Agreement Vogtle 3 & 4: Spending 5 $- $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 $4.5 $5.0 $5.5 $6.0 $6.5 $7.0 (Billions)

Rate Management Programs 6 Oglethorpe offers rate management programs (RMP) to help Members smooth expected rate increases from the addition of Vogtle Units 3 and 4 in 2021 and 2022, respectively. Programs are completely voluntary for Oglethorpe’s Members. Members determine individual level of participation in a program. Members may manage the expected rate increases on their own, through Oglethorpe, or both. 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 Oglethorpe Wholesale Power Cost with RMP Oglethorpe Wholesale Power Cost without RMP

Members’ Load MWh Sales of 36.4 million in 2017. Average Residential Revenue of 11.4 cents/kWh in 2017. 65% of sales were to residential class. Serve 1.9 million meters, representing approximately 4.1 million people. Covers 38,000 square miles, or 65% of Georgia. Includes 151 out of 159 counties in Georgia. No residential competition. Exclusive right to provide retail service in designated service territories. Competition only at inception for Commercial & Industrial loads in excess of 900kW. Member Systems at a Glance = Oglethorpe’s Members Members’ Service Territory and Competition Member Average Financial Ratios1 TIER: 2.43x Equity/Assets: 41% Equity/Total Capitalization: 51% Members’ Aggregate Financial Metrics1 Total Annual Revenues: $4.0 billion Total Net Margins: $228 million Total Patronage Capital: $3.5 billion Total Assets: $8.4 billion 1 Oglethorpe’s debt is not the direct obligation of the Members and, as a result, the capital of the Members does not directly support the principal and interest payments to be made by Oglethorpe on its outstanding indebtedness. Revenue Contribution to Oglethorpe In 2017, Jackson EMC and Cobb EMC accounted for 14.7% and 14.3% of our total revenues, respectively. No other Member over 10%. 2017 Member Customer Base by MWh Sales 7 Residential Service 65% Commercial & Industrial 31% Other 4%

Members’ Rates are Competitive 8 (a) 2017 Rates range from approximately 9.78 to 14.43 cents per kWh for Oglethorpe’s 38 Members. (b) Source: Georgia Power Company Form 10-K. Note: U.S. Residential Retail Average for 2017 was 12.90 cents per kWh (source: U.S. Energy Information Administration, most recent information available) (b) (a)

Members’ Stable Financial History 9 0 2,000 4,000 6,000 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Millions $ Total Operating Revenue - 1.00 2.00 3.00 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 TIER 32% 36% 40% 44% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Equity to Assets 40% 45% 50% 55% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Equity to Total Capitalization

Projected Member Power Supply Oglethorpe is not an all-requirements supplier to its members. However, as its Members have future power supply needs, additional generation through Oglethorpe is an option for consideration after completion of Vogtle Units 3 & 4. 10 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 MW Oglethorpe Existing Capacity Vogtle Expansion Members' Contracted Resources Net Requirements Load plus Reserves

Energy and Emissions 11 13% decrease in tons of CO2 emissions from 2007 to 2017 while generation increased 12% during this timeframe 23.4 million MWh 26.2 million MWh 12.5 10.9 CO 2 , Millions of tons 42% 38% 45% 14% 9% 43% 4% 5% 2007 2017 Energy Mix Nuclear Coal Gas Hydro

First Quarter Capacity Factor Comparison Nuclear Coal Gas - CC Gas - CT Pumped Storage Hydro 12 0% 25% 50% 75% 100% Hatch Vogtle Scherer Wansley Chatt Smith Doyle Hawk Road Hartwell Talbot Rocky Mountain 2017 2018

Income Statement Excerpts

OglethorpePower

($ in thousands)	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015
Statement of Revenues and Expenses:					
Operating Revenues:					
Sales to Members	$373,401	$354,144	$1,433,830	$1,506,807	$1,219,052
Sales to non-Members	245	26	366	424	130,773
Operating Expenses:	303,715	284,840	1,195,326	1,251,567	1,092,367
Other Income	15,938	15,459	64,985	56,903	52,030
Net Interest Charges	58,469	63,335	252,578	262,222	261,147
Net Margin	**$27,400**	**$21,454**	**$51,277**	**$50,345**	**$48,341**
Margins for Interest Ratio[(a)]	**n/a**	**n/a**	**1.14x**	**1.14x**	**1.14x**
Sales to Members					
Average Power Cost (cents/kWh)	**7.32**	**6.65**	**6.02**	**5.90**	**6.64**
Sales to Members (MWh)	**5,100,326**	**5,324,823**	**23,813,679**	**25,522,852**	**18,371,558**

(a) Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe's Margins for Interest by Interest Charges, both as defined in Oglethorpe's First Mortgage Indenture. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10x for each fiscal year. In addition, the Indenture requires Oglethorpe to show that it has met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. Oglethorpe increased its Margins for Interest ratio to 1.14x each year, starting in 2010, above the minimum 1.10x ratio required by the Indenture, and the 2018 and 2019 budgets also include a 1.14x Margins for Interest ratio. Oglethorpe's Board of Directors will continue to evaluate margin coverage throughout the Vogtle construction period and may chose to further increase, or decrease, the Margins for Interest ratio in the future, although not below 1.10.

1st Quarter 2018 – Investor Update

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Balance Sheet Excerpts (a) The equity ratio is calculated, pursuant to Oglethorpe’s First Mortgage Indenture, by dividing patronage capital and membership fees by total capitalization plus unamortized debt issuance costs and bond discounts and long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant that requires it to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has a covenant in two credit agreements that currently requires a minimum total patronage capital of $675 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements. 14 March 31, December 31, ($ in thousands) 2018 2017 2016 Balance Sheet Data: Assets: Electric Plant: Net Plant in Service $4,590,990 $4,584,075 $4,671,500 CWIP 3,141,306 2,935,868 3,228,214 Nuclear Fuel 361,540 358,562 377,653 Total Electric Plant $8,093,836 $7,878,505 $8,277,367 Investments, Current Assets and Deferred Charges 2,846,653 3,049,634 2,423,746 Total Assets $10,940,489 $10,928,139 $10,701,113 Capitalization: Patronage Capital and Membership Fees $938,487 $911,087 $859,810 Accumulated Other Comprehensive (Deficit) Margin - - (370) Subtotal $938,487 $911,087 $859,440 Long-term Debt and Obligations under Capital Leases $7,661,002 $8,014,754 $7,984,932 Other 20,390 20,051 18,765 Total Capitalization $8,619,879 $8,945,892 $8,863,137 Plus: Unamortized Debt Issuance Costs and Bond Discounts on LT debt $97,401 $95,613 $101,261 Plus: Long-term Debt and Capital Leases due within one year 546,338 216,694 316,861 Total Long-Term Debt and Equities $9,263,618 $9,258,199 $9,281,259 Equity Ratio(a) 10.1% 9.8% 9.3%

DOE Loan Summary as of April 30, 2018 DOE Guaranteed Loan(a) Average interest rate on all advances to-date under this loan is 3.37% Oglethorpe’s last advance under this loan was $150 million in December 2016. An amendment made to the DOE loan agreement in July 2017 suspended our ability to advance funds under this loan until certain conditions are met. The remaining condition to be met is approval and incorporation of the Bechtel agreement and other replacement agreements into the loan agreements. We expect to satisfy this condition by the end of second quarter 2018 and request an advance in Q3 2018. (a) DOE guaranteed loans are funded through Federal Financing Bank and made at comparable Treasury plus 0.375%. (b) $1.05 billion is available to be advanced under the existing loan based on eligible project expenses incurred through March 31, 2018. However, until certain conditions are met we are unable to make further advances. We expect these conditions to be satisfied by end of Q2 2018. (c) Represents accrued capitalized interest being financed with the DOE guaranteed loan. (d) Conditional loan commitment received September 28, 2017 for up to $1.62 billion of additional DOE funding. Expect to close loan by end of Q2 2018. 15 Purpose/Use of Proceeds Approved(b) Advanced Remaining Amount(b) Vogtle Units 3 & 4 Principal - 2014 Loan $2,721,597,857 $1,570,000,000 $1,151,597,857 Capitalized Interest(c) - 2014 Loan 335,471,604 184,799,889 150,671,715 New DOE Conditional Commitment(d) 1,619,679,706 0 1,619,679,706 $4,676,749,167 $1,754,799,889 $2,921,949,278 Purpose/Use of Proceeds Approved Advanced Remaining Amount Vogtle Units 3 & 4 Principal $2,721,597,857 $1,120,000,000 $1,601,597,857 Capitalized Interest 335,471,604 60,627,989 274,843,615 $3,057,069,461 $1,180,627,989 $1,876,441,472

In September 2017, Oglethorpe received a conditional commitment from the DOE in the amount of $1.62 billion for an additional loan guarantee for Vogtle 3 & 4. If closed, this increases Oglethorpe’s DOE loan financing from $3.06 billion to $4.68 billion. Closing is anticipated by end of the second quarter of 2018. Initial estimate of subsidy fee for new loan is zero (same as original DOE loan). Savings estimates for this loan are ~$200 million net present value; combined with the first loan, savings will exceed $500 million net present value. Final approval of additional commitment is subject to various conditions and cannot be assured. Vogtle 3 & 4 Financing Plan Source Amount Taxable Bonds (issued 2009-2016) $1.39 billion Existing DOE Loan (2014) $3.06 billion(a) New DOE Loan (2018) $1.62 billion(a) Future Taxable Bonds $0.93 billion(b) Total $7.00 billion New DOE Loan for Vogtle 3 & 4 (a) Advances may not occur after December 31, 2020 for the 2014 Loan and November 30, 2023 for the 2018 Loan. We expect to use additional taxable bonds for amounts, if any, not fully advanced under these loan facilities. (b) This amount would be reduced by unspent contingency, if any, Member expensed interest during construction, and investment earnings from the Toshiba guarantee payment. 16

Total amount outstanding under all RUS Guaranteed Loans is $2.6 billion, with an average interest rate of 3.92% RUS Guaranteed Loans(a) (a) RUS guaranteed loans are funded through Federal Financing Bank and made at comparable Treasury plus 0.125%. (b) RUS loan closed in January 2018. First advances received April 2018 at 3.22%. RUS Loan Summary as of April 30, 2018 17 Purpose/Use of Proceeds Approved Advanced Remaining Amount Approved Loans General & Environmental Improvements $230,050,000 $205,724,924 $24,325,076 General & Environmental Improvements (b) 448,307,000 225,029,805 223,277,195 $678,357,000 $430,754,729 $247,602,271 Purpose/Use of Proceeds Approved Advanced Remaining Amount Vogtle Units 3 & 4 Principal $2,721,597,857 $1,120,000,000 $1,601,597,857 Capitalized Interest 335,471,604 60,627,989 274,843,615 $3,057,069,461 $1,180,627,989 $1,876,441,472

Oglethorpe’s Available Liquidity as of May 24, 2018 Borrowings Detail $251.5 million - Letter of Credit Support for VRDBs & T.A. Smith Facility $370.3 million - CP for Vogtle Interim Financing $8.9 million - CP for Vogtle Interest Rate Hedging Represents 608 days of liquidity on hand (excluding Cushion of Credit). In addition, as of May 24, Oglethorpe had $794 million on deposit in the RUS Cushion of Credit Account. The RUS Cushion of Credit Account is designated as restricted investments and can only be used to pay debt service on RUS guaranteed loans. (a) 18 $1,610 $631 $979 $516 $1,496 $0 $500 $1,000 $1,500 $2,000 Total Credit Facilities Less Borrowings Available Credit Facilities Capacity Cash Total Liquidity $ millions

Liquidity Net Margin Wholesale Power Cost Interim CP Financing Balance Sheet Electric Plant Average Cost of Funds: 2.36% (dollars in millions) Secured LT Debt (4.30.18): $8.4 billion Weighted Average Cost: 4.21% Equity/Capitalization Ratio: 10.1% 2018 1.14 MFI ratio April 30, 2018 2018 Cost of Power Sales to Members (excluding Rate Management Program). Additional Member Collections for Rate Management Programs. 2018 2018 Long Term Debt 19 *Assumes expiring credit facilities are renewed at same levels * Vogtle 3&4 Interest Rate Hedging , $9 Vogtle 3 & 4 Interim Financing , $311 $1,000 $ 1,000 $1,610 $1,610 $0 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 $2,250 $2,500 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Borrowings (Mil) Cash Borrowings CP Availability Total Available Lines of Credit Cash Balances (Mil) $- $20 $40 $60 $80 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Millions Actual Budget 4.0 4.5 5.0 5.5 6.0 6.5 7.0 7.5 Budget YTD Actual YTD 6.94 7.23 7.03 7.32 ¢/kWh ($600) ($400) ($200) $0 $200 $400 $600 DOE RUS $926 $300 $156 ($ Millions) Actual Issuance Forecasted Issuance Actual Repayment Forecasted Repayment $0 $1 $2 $3 $4 $5 $6 $7 $8 $9 YE 2017 3/31/2018 $4.58 $4.59 $0.36 $0.36 $2.94 $3.14 (Billions) Construction Work in Progress Nuclear Fuel Electric Plant in Service Total Assets ($ Millions) $10,928 $10,940

A link to this presentation will be posted on Oglethorpe’s website www.opc.com. Oglethorpe’s SEC filings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K are made available on its website. Member information is filed as an exhibit to Form 10-Q for the first quarter of each year. (Exhibits are available on EDGAR but not on Oglethorpe’s website.) For additional information please contact: Additional Information 20 Investor Contacts Name Title Email Address Phone Number Betsy Higgins Executive Vice President and Chief Financial Officer betsy.higgins@opc.com 770-270-7168 Tom Brendiar Director, Bank and Investor Relations tom.brendiar@opc.com 770-270-7173 Joe Rick Director, Capital Markets joe.rick@opc.com 770-270-7240 Cheri Garing Director, Planning and Financial Analysis cheri.garing@opc.com 770-270-7204 Media Contact Name Title Email Address Phone Number Terri Statham Manager, Media Relations terri.statham@opc.com 770-270-6990